Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in this Registration Statement on Form S-1 of Five9, Inc. of our report dated January 16, 2014, relating to the financial statements of Face It, Corp., as of and for the years ended December 31, 2011 and 2012, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Campbell, California

February 28, 2014